EXHIBIT 16

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

/s/ Ronald O. Perelman
Ronald O. Perelman

THE ROP REVOCABLE TRUST DATED 1/9/2018

By: /s/ Ronald O. Perelman
Name: Ronald O. Perelman
Title: Trustee

THE RONALD O. PERELMAN 2020 TRUST

By: /s/ Matthew H. Kamens
Name: Matthew H. Kamens
Title: Co-Trustee

MACANDREWS & FORBES INCORPORATED
REV HOLDINGS LLC
MAFCO FOUR LLC
MFV HOLDINGS ONE LLC
SGMS ACQUISITION TWO LLC
DBX HOLDINGS ONE LLC
NDX HOLDINGS ONE LLC
MACANDREWS & FORBES GROUP, LLC
RLX HOLDINGS ONE LLC
RLX HOLDINGS TWO LLC
RLX HOLDINGS THREE LLC
RLX HOLDINGS FOUR LLC
RCH HOLDINGS FIVE INC.

By: /s/ Jeffrey A. Brodsky
Name: Jeffrey A. Brodsky
Title: Chief Financial Officer

PERELMAN TRUST COMPANY, LLC

By: MacAndrews & Forbes Incorporated, its managing member
/s/ Jeffrey A. Brodsky
Name: Jeffrey A. Brodsky
Title: Chief Financial Officer